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                                   Exhibit 99

                                                          FOR IMMEDIATE RELEASE


                        BEST BUY & MICROSOFT AGREE TO FORM
                         COMPREHENSIVE STRATEGIC ALLIANCE

            NATION'S LARGEST HOME PC RETAILER AND WORLDWIDE SOFTWARE
                              LEADER TO JOIN FORCES

REDMOND, Wash., Dec. 16, 1999 -- Best Buy Co., Inc. (NYSE: BBY) and Microsoft Corp. (Nasdaq: MSFT) today announced their plans for a comprehensive strategic alliance that encompasses broadband, narrowband, in-store and online efforts. The parties signed a letter of intent that provides for significant joint marketing in Best Buy's retail stores, online and through print/broadcast vehicles, profit sharing, the promotion of BestBuy.com to the 40 million users throughout Microsoft's properties, and technology assistance.

Under this alliance, MSN(TM) Internet access and Microsoft's full range of connectivity solutions will be demonstrated and sold at the more than 350 Best Buy stores in the U.S. and through BestBuy.com. In addition, Microsoft plans to invest $200 million in Best Buy common stock.

"This alliance positions Best Buy as the preferred click and mortar provider of entertainment and technology products and services to US consumers," said Best Buy Chairman & CEO Richard M. Schulze. "Best Buy annually serves over 200 million customers and sells more than 12.5 million connected devices. A deciding factor in forming this alliance is Microsoft's 'Everyday Web' vision, making the web as prevalent as the telephone and even more useful in our customers' daily lives. Together, we create a strong team fostering our mission of improving people's lives by making technology affordable and easy to use."

The alliance will combine two of the most recognized consumer brands and link the worldwide leader in software for personal and business computing with the nation's largest digital technology retailer. The companies will utilize their complementary sales and distribution channels to co-market their products and services. The alliance will also affirm broader efforts by Microsoft to expand distribution channels to grow subscribers.

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Bill Gates, chairman & CEO of Microsoft, stated that, "At Microsoft, we're designing products and services that empower our customers through great software -- any time, any place and on any device. Best Buy's vision as the provider of products and services at the intersection of technology and life fits extremely well with our 'Everyday Web' strategy. As the largest retailer of PCs to the home user, their ability to sign up more than half a million subscribers in five months through in-store instant rebates illustrates the power of the Best Buy brand."

As part of the alliance, Best Buy and BestBuy.com will receive prominent and preferred placement across Microsoft properties, including MSNBC, the Expedia.com(TM) travel service, Hotmail(TM) Web-based e-mail service, WebTV Network(TM), and the newly launched MSN eShop online shopping service. As a major advertiser on the MSN network of Internet services, BestBuy.com will reach a broad Internet audience. Microsoft's strength in audio and video streaming technology will enhance the Best Buy customer experience online.

With this alliance, Microsoft and Best Buy will be well positioned to provide the tools to help millions of consumers get connected and get the most out of the Internet to make the "Everyday Web" a reality.

Statements made in this news release, other than those concerning historical financial information, should be considered forward looking and subject to various risks and uncertainties. Such forward-looking statements are based on the respective managements' beliefs and assumptions regarding information currently available, and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Each company's actual results could differ materially from those expressed in the forward-looking statements. Factors that could cause results to vary include, among others, those identified in the respective companies' filings with the Securities and Exchange Commission. Neither company has any obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

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PAGE 3 - BEST BUY & MICROSOFT FORM ALLIANCE- 12/16/99

About Best Buy
Best Buy is the nation's largest volume retailer of consumer electronics, computers, entertainment software and appliances. The company operates 354 stores in 37 states and retails CDs, DVD movies and Best Buy Gift Cards online at www.BestBuy.com.

About Microsoft
Founded in 1975, Microsoft is the worldwide leader in software for personal and business computing. The company offers a wide range of products and services designed to empower people through great software any time, any place and on any device.

NOTE: Microsoft, MSN, Hotmail and Web TV Network are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. Expedia and Expedia.com are either registered trademarks or trademarks of Expedia Inc. in the U.S. and/or other countries. Other product and company names herein may be trademarks of their respective owners.

NOTE TO EDITORS: If you are interested in viewing additional information on Best Buy, please visit the Best Buy website at http://www.bestbuy.com. If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages.

CONTACT: Colleen Lacter of Waggener Edstrom, 503-443-7000, or colleenl@wagged.com, for Microsoft Corp.; or Laurie Bauer, 612-947-2450, or laurie.bauer@bestbuy.com, or Susan Hoff, 888-661-3787, both of Best Buy Co., Inc.